FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2026

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01         Other Events.

On October 13, 2026, Daily Journal Corporation (the “Company”) completed the acquisition of Revir Technologies, Inc. (“Revir”), an Austin, Texas-based software company whose Scout platform helps law enforcement, prosecutors, corrections and other justice and public safety agencies manage, search and analyze large collections of digital evidence and files using artificial intelligence, through the merger of a wholly owned subsidiary of the Company with and into Revir. Revir will continue to operate independently within the Company’s Courts, Justice, and Government Technology division alongside the Company’s subsidiary, Journal Technologies, Inc. The acquisition was funded with cash on hand and is not material to the Company. On October 15, 2026, the Company issued a press release announcing the acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Daily Journal Corporation dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

Dated: October 15, 2026	By: /s/ Erik Nakamura
Erik Nakamura Chief Financial Officer

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